UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 12, 2005

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

           Delaware                       0-16214                14-0462060
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(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)

     1373 Broadway, Albany, New York                               12204
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

2005 Incentive Plan

On February 17, 2005, the Registrant's Board of Directors approved the Registrant's 2005 Incentive Plan (the "Plan"), subject to shareholder approval of the Plan. The Plan was approved by the Registrant's shareholders on May 12, 2005.

The purpose of the Plan is to enable the Registrant to promote the interests of the Registrant and its shareholders by providing the officers and key employees of the Registrant and its subsidiaries, who collectively are responsible for the management, growth and protection of the business of the Registrant, with incentives and rewards to align their interests with those of the shareholders and to encourage them to continue in the service of the Registrant. The Plan is designed to meet this purpose by providing a plan pursuant to which such employees may be given such incentives and awards in various forms.

The Plan provides for the grant to officers and key employees of the Registrant and its subsidiaries of non-qualified stock options, tandem and stand-alone stock appreciation rights and other stock-based awards (collectively referred to herein as "Incentive Awards") payable in cash, stock, or a combination of cash and stock. For stock-based Incentive Awards, the Plan authorizes the issuance of an aggregate number of shares ("Shares") of the Registrant's Class A Common Stock initially equal to 500,000; the Plan will allow the Board of Directors to increase this amount from time to time, provided that it may not be increased by more than 500,000 in any calendar year and that no increase may cause the total number of Shares then available for issuance in respect of new awards to exceed 1,000,000. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the Plan, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the Plan in any fiscal year shall not exceed 200,000 Shares, prorated on a daily basis for any fiscal year that is shorter than 365 days.

The Plan will be administered by the Compensation Committee of the Registrant's Board of Directors, or such other committee as the Board of Directors shall appoint from time to time. Such committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards. The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Registrant, (i) increase the number of Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. No grants may be made under the Plan after February 18, 2015.

A copy of the Plan, as so approved, is being filed with this report as Exhibit 10(m)(viii), and is incorporated by reference herein.

Performance Bonus Awards Granted under 2005 Incentive Plan

On March 29, 2005, the Compensation Committee of the Registrant's Board of Directors approved 2005 Performance Bonus Awards under the Plan to certain of the Registrant's executives, including certain of the Registrant's named executive officers (as defined by S-K Item 402(a)(3)), subject to shareholder approval of the Plan. The Plan was approved by the Registrant's shareholders on May 12, 2005. A copy of the Form of Performance Bonus Agreement used for such awards is being filed with this report as Exhibit 10(m)(ix), and is incorporated by reference herein.

Awards to each recipient, including the named executive officers specified below, consist of a target amount of Shares. Each award entitles the recipient to receive an amount of Shares equal to from 0% to 200% of such target amount, based upon the extent to which he or she attains certain performance goals during 2005. Success in achieving such goals will be determined during early 2006 by the Compensation Committee (or, with respect to awards to certain officers, by a Performance Committee of "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations)), and the number of Shares earned by each recipient will be credited to a bonus account. Once in the bonus account, these awards will be paid out as follows:
(1) 25% in early 2006, in cash, (2) 50% in early 2007, half in cash and half in Shares, and (3) the remaining 25% in early 2007, half in cash and half in Shares.

The target Share amounts for the named executive officers granted awards were as follows: Frank R. Schmeler, 42,000 Shares; Michael C. Nahl, 14,000 Shares; and William M. McCarthy, 14,000 Shares.

Performance goals for the award recipients, including the named executive officers, consist of one or more of the following: increasing net sales, increasing cash flow, increasing operating income and increasing share of market in certain key markets.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALBANY INTERNATIONAL CORP.

                                            By: /s/ Michael C. Nahl
                                               --------------------------------
                                            Name:  Michael C. Nahl
                                            Title: Executive Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

Date: May 17, 2005

                                  EXHIBIT INDEX

Exhibit No.       Description
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10(m)(viii)       2005 Incentive Plan

10(m)(ix)         Form of 2005 Performance Bonus Agreement